UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 1, 2008, the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”) has appointed Eddie L. Dunklebarger as President and Chief Operating Officer of the Company. Mr. William J. Reuter, Chairman of the Board of Directors, will continue to serve as the Company’s Chief Executive Officer and will remain the Company’s Principal Executive Officer for purposes of the Company’s reporting requirements with the Securities and Exchange Commission.

Mr. Dunklebarger, 54, has served as Vice Chairman of the Board of Directors as well as Executive Vice President of the Company since November 16, 2007. He was a member of the Board of Directors of Community Banks Inc. (“Community Banks”) from 1998 to 2007 and served as Chairman of Community Banks’ Board of Directors from 2002 until the acquisition of Community Banks by the Company in November 2007. Mr. Dunklebarger served as President and Chief Executive Officer of Community Banks from 1998 to 2007, and also served as a member of the Board of Directors and as President and Chief Executive Officer of Community Banks’ subsidiary bank from 1999-2007.

There is no arrangement or understanding between Mr. Dunklebarger and any other persons pursuant to which he was appointed President and Chief Operating Officer of the Company.

The terms and conditions of Mr. Dunklebarger’s employment agreement with the Company are described in the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on November 16, 2007. A copy of the Employment Agreement, dated as of November 16, 2007, by and between the Company and Mr. Dunklebarger, was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 16, 2007.

Item 7.01 Regulation FD Disclosure.

On June 5, 2008, the Company issued a press release announcing the appointment of Mr. Dunklebarger as President and Chief Operating Officer and the promotions of Messrs. Seibert, Montgomery and Hough as discussed in Item 8.01 below. The press release is filed herewith as Exhibit 99.4. The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.4 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 8.01 Other Events.

On June 5, 2008, the Company announced the promotion, effective as of June 1, 2008, of three executive officers of the Company. Jeffery M. Seibert has been named Executive Vice President of the Company; John H. Montgomery has been named Senior Vice President of the Company; and Michael E. Hough will serve as Senior Vice President of the Company. The employment agreements between the Company and each of Messrs. Seibert, Montgomery and Hough are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Employment Agreement, dated as of November 16, 2007, by and between Susquehanna Bancshares, Inc. and Jeffrey M. Seibert

99.2	Employment Agreement, dated as of January 27, 2006, by and between Susquehanna Bancshares, Inc. and John H. Montgomery

99.3	Employment Agreement, dated as of March 15, 2007, by and between Susquehanna Bancshares, Inc. and Michael E. Hough

99.4	Press Release, dated June 5, 2008, issued by Susquehanna Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ EDWARD BALDERSTON, JR.
Edward Balderston, Jr.
Executive Vice President and Chief Administrative Officer

Dated: June 5, 2008